EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Spire Corporation of our report dated March 15, 2012, relating to our audits of the consolidated financial statements of Spire Corporation and subsidiaries as of and for the years ended December 31, 2011 and December 31, 2010 appearing in the Annual Report on Form 10-K of Spire Corporation for the year ended December 31, 2011.

/s/ McGladrey, LLP

Boston, Massachusetts
August 13, 2012